Company Contacts:	Investor Relations Contacts:
IMPAX Laboratories, Inc.	Lippert/Heilshorn & Associates, Inc.

Larry Hsu, Ph.D. President & CEO (510) 476-2000, Ext. 1111 Arthur A. Koch, Jr., Sr. VP & CFO (215) 933-0351 www.impaxlabs.com	Kim Sutton Golodetz (kgolodetz@lhai.com) (212) 838-3777 Bruce Voss (bvoss@lhai.com) (310) 691-7100

www.lhai.com

IMPAX ESTABLISHES BRANDED PRODUCTS DIVISION WITH APPOINTMENTS OF SENIOR MANAGEMENT

HAYWARD, Calif. (March 31, 2008) – IMPAX Laboratories, Inc. (OTC: IPXL) today announced the formal establishment of its branded products division, IMPAX Pharmaceuticals, with the appointments of Michael Nestor as divisional president reporting to Larry Hsu, Ph.D., president and chief executive officer of IMPAX, and Suneel Gupta, Ph.D., as divisional chief scientific officer reporting to Mr. Nestor. They will be leading the division and implementing the company’s current strategy to develop products for unmet needs in the treatment of Central Nervous System (CNS) disorders. The Company’s first branded product, Vadova®, as well as three products in development, will be a priority for Mr. Nestor and Dr. Gupta.

Dr. Hsu said, “We are excited to announce the establishment of IMPAX Pharmaceuticals, our branded products division. We have made significant progress to date in our branded products business and this growth requires a separate management focus. We look forward to capitalizing on these opportunities with a team of high caliber and experience. Mr. Nestor and Dr. Gupta bring decades of industry experience to our company and we are very pleased to welcome them to the team. We have very high expectations for IMPAX Pharmaceuticals and its mission to add value for patients by bringing products in the CNS therapeutic category.”

Mr. Nestor has almost 30 years of pharmaceutical company experience of increasing responsibility. Prior to joining IMPAX Pharmaceuticals, Mr. Nestor was chief operating officer for Piedmont Pharmaceuticals in Greensboro, North Carolina and before that chief executive officer of Ann Arbor, Mich.-based NanoBio Corporation, a development stage company. Before this, he was president of the specialty products division of Alpharma, leading Alpharma’s entry into proprietary pharmaceuticals. He has also held leadership positions with Faulding Pharmaceuticals, Banner Pharmacaps, Inc. and Wyeth-Ayerst Labs. He holds an M.B.A. degree from Pepperdine University.

Before joining IMPAX Pharmaceuticals, Dr. Gupta worked at ALZA Corporation, a wholly-owned subsidiary of Johnson & Johnson, for nearly 20 years, where he was most recently responsible for strategic vision and execution of clinical research and development as senior vice president and distinguished research fellow. Dr Gupta brings to us extensive experience in development of drug delivery based products. He has been instrumental in the development of several marketed products including Duragesic®, Nicoderm®, Ditropan-XL®, Concerta®, Ionsys® and Invega®. He is co-inventor on more than 20 patents related to drug discovery and drug delivery. Dr. Gupta holds a Ph.D. from the University of Manchester, in Manchester, United Kingdom and was a post-doctoral fellow at the University of California, San Francisco under Professor Leslie Z. Benet.

About IMPAX Laboratories, Inc.
IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and markets its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.

"Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from the delisting of and suspension of trading in IMPAX’s stock, the SEC proceeding to determine whether to suspend or revoke the registration of IMPAX’s securities under section 12 of the Securities Exchange Act, IMPAX’s delay in filing its 2004 Form 10-K, its Form 10-Q for each of the first three quarters of 2005, 2006, and 2007, its Form 10-K for 2005 and 2006, the actual time that will be required to complete the filing of IMPAX’s delinquent periodic reports, IMPAX’s ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX’s ability to successfully develop and commercialize pharmaceutical products, IMPAX’s reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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